Exhibit 10.2

Name of Executive

COMFORT SYSTEMS USA, INC.
2006 Equity Incentive Plan
Performance Restricted Stock Award Agreement

Comfort Systems USA, Inc.
777 Post Oak Blvd, Suite 500
Houston, Texas 77056

Ladies and Gentlemen:

        The undersigned ("Employee") (i) acknowledges that he or she has received an award (the "Award") of performance restricted stock from Comfort Systems USA, Inc., a Delaware corporation (the "Company"), under the Company's 2006 Equity Incentive Plan (the "Plan"), subject to the terms set forth below and in the Plan; (ii) further acknowledges receipt of a copy of the Plan as in effect on the date hereof; and (iii) agrees with the Company as follows:

  1.
  Effective Date.    This Agreement shall take effect as [Date], which is the date of grant of the Award.

  2.
  Shares Subject to Award.    The Award consists of [Number] shares (the "Shares") of common stock of the Company ("Stock"). Employee's rights to the Shares are subject to the restrictions described in this Agreement and the Plan (which is incorporated herein by reference with the same effect as if set forth herein in full) in addition to such other restrictions, if any, as may be imposed by law. In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan shall govern.

  3.
  Meaning of Certain Terms.    Except as otherwise expressly provided in this Agreement, all terms used herein shall have the same meaning as in the Plan. The term "vest" as used herein with respect to any Share means the lapsing of the restrictions described herein and in the Plan with respect to such Share, which entitles Employee to transfer the Share and to retain such Share after a termination of employment.

  4.
  Nontransferability of Shares.    The Shares acquired by Employee pursuant to this Agreement shall not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until such time as they become vested under Section 7 of this Agreement.

  5.
  Forfeiture Risk.    Except as provided in Section 7(c) of this Agreement, if Employee ceases to be employed by the Company and its subsidiaries for any reason, including death, any then unvested Shares acquired by Employee hereunder shall be immediately forfeited upon such termination with no consideration due to Employee. Employee hereby (i) appoints the Company as his or her attorney-in-fact to take such actions as may be necessary or appropriate to effectuate a transfer of the record ownership of any such Shares that are unvested and forfeited hereunder, (ii) agrees to deliver to the Company, as a precondition to the issuance of any certificate or certificates with respect to unvested Shares hereunder, one or more stock powers, endorsed in blank, with respect to such Shares, and (iii) agrees to sign such other powers and take such other actions as the Company may reasonably request to accomplish the transfer or forfeiture of any unvested Shares that are forfeited hereunder.

  6.
  Retention of Certificates.    Any certificates representing unvested Shares shall be held by the Company. Employee agrees that the Company may give stop transfer instructions to the depository to ensure compliance with the provisions hereof.

  7.
  Vesting of Shares.    The Shares acquired hereunder shall vest in accordance with the provisions of this Section 7 and applicable provisions of the Plan, as follows:

  (a)
  (i)    If the Committee determines that, for the prior 12-month period preceding the first scheduled vesting date set forth in Section 7(b) herein, the Company did not have positive earnings from its continuing operations, all as determined and reported in accordance with generally accepted accounting principles in the Company's regularly-prepared financial statements, excluding the following non-cash items: (A) good will impairment; (B) write-off of debt costs; (C) restructuring charges; and (D) any cumulative effect of a change in accounting principles, Employee shall immediately and irrevocably forfeit all of the Shares with no consideration due to Employee.

  (ii)    If the Committee determines that for the 12-month period prior to the date that such Shares are scheduled to vest under Section 7(b) herein the Company's prior 36-month performance did not achieve 60% of the average 3-year trailing EBITDA or EPS target (whichever the case may be) as set by the Committee under the average of the Company's prior 3-year Senior Management Incentive Programs, then Employee shall immediately and irrevocably forfeit all of the Shares scheduled to vest on such date with no consideration due to Employee.

  (iii)    If in the 12-month period preceding a scheduled vesting date under Section 7(b), the Company achieved between 60% to 80% of the average 3-year trailing EBITDA or EPS target (whichever the case may be) as set by the Committee under the average of the Company's prior 3-year Senior Management Incentive Programs, then Employee shall immediately and irrevocably forfeit Shares proportionately based on a scale where 60% or less equals 0% of Shares retained by Employee and 80% or greater equals 100% of Shares retained by Employee; and all Shares not forfeited pursuant to the aforementioned scale shall vest on such vesting date.

  (b)
  Subject to Section 7(a) above and Sections 7(c) and 7(d) below, and provided that Employee is then, and since the date of grant has continuously been, employed by the Company or its subsidiaries, then the Shares shall vest as follows:

        [1/3 of Number] on May 15, [2010];

        [1/3 of Number] on April 1, [2011]; and

        [1/3 of Number] on April 1, [2012].

      provided, however, that, not withstanding anything to the contrary in Section 7(a) above or this Section 7(b), any unvested Shares that have not earlier been forfeited shall vest immediately in the event of (i) a "Change in Control," as defined in Employee's change in control agreement, if any, with the Company, or (ii) if Employee and Company have not entered into a change in control agreement, in the event the Company experiences a "Change in Control" as defined herein.

    (c)
    Notwithstanding anything to the contrary in Section 7(b) above, if Employee retires from the Company at a time when the sum of his or her age in whole years and his or her years of service with the Company (as determined in a manner consistent with the method used for purposes of determining vesting under the Comfort Systems USA, Inc. 401(k) Plan) is at least 75, Employee shall be deemed to satisfy the continuous employment condition set forth in Section 7(b) on each vesting date following retirement. The number of Shares that vest will in all cases be determined in accordance with the provisions of Section 7(a) above.

    (d)
    Notwithstanding anything to the contrary in Sections 7(a), 7(b), or 7(c) above, the Committee may, in its sole discretion, reduce the number of Shares vesting on any date pursuant to this Award, and may cause any unvested Shares under this Award to be forfeited, based on the individual performance of Employee as compared with specific individual goals, which may be based on objective or nonobjective factors related to Employee's performance.

  8.
  Legend.    Any certificates representing unvested Shares shall be held by the Company, and any such certificate shall contain a legend substantially in the following form:

      THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE COMPANY'S 2006 EQUITY INCENTIVE PLAN AND A PERFORMANCE RESTRICTED STOCK AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND COMFORT SYSTEMS USA, INC. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE IN THE OFFICES OF COMFORT SYSTEMS USA, INC.

    As soon as practicable following the vesting of any such Shares the Company shall cause a certificate or certificates covering such Shares to be delivered to Employee.

  9.
  Voting Rights; Dividends, etc.    As of the date of grant, Employee shall have the right to vote the Shares (to the same extent as any other holder of Stock), and the right, subject to this Section 9, to receive dividends on the Shares, unless and until the Shares are forfeited as provided for in Section 7 of this Agreement. Unless the Committee determines otherwise, payment of any cash dividend, additional shares of Stock, any other securities of the Company and any other property distributed with respect to the Shares shall be deferred until the Shares vest and are no longer subject to forfeiture under the terms of this Agreement (and shall be subject to forfeiture upon forfeiture under Section 7 above of any unvested Shares to which such deferred dividends relate). The dividends or distributions allocable to the Shares shall be paid or delivered to the Participant on the vesting date for the Shares to which the dividends or distributions relate, but only to the extent such Shares vest under the terms of this Agreement.

  10.
  Sale of Vested Shares.    Employee understands that he or she will be free to sell any Share only once it has vested, subject to (i) satisfaction of any applicable tax withholding requirements with respect to the vesting or transfer of such Share; (ii) the completion of any administrative steps (for example, but without limitation, the transfer of certificates) that the Company may reasonably impose; and (iii) applicable company policies and the requirements of federal and state securities laws.

  11.
  Certain Tax Matters.    Employee expressly acknowledges the following:

  a.
  Employee has been advised to confer promptly with a professional tax advisor to consider whether Employee should make a so-called "83(b) election" with respect to the Shares. Any such election, to be effective, must be made in accordance with applicable regulations and within thirty (30) days following the grant date of this Award. The Company has made no recommendation to Employee with respect to the advisability of making such an election.

  b.
  The award or vesting of the Shares acquired hereunder, and the payment of dividends with respect to such shares, may give rise to "wages" subject to withholding. Employee expressly acknowledges and agrees that his or her rights hereunder are subject to his or her satisfaction of any applicable tax withholdings associated with such award, vesting or payment by: (i) delivering cash (including check, money order or wire transfer made payable to the order of the Company), (ii) having the Company withhold a portion of the Shares to be delivered hereunder having a Fair Market Value equal to the minimum tax withholding amount for such taxes, or (iii) delivering to the Company shares of Stock having a Fair Market Value equal to the minimum tax withholding amount for such taxes.

  12.
  Definition: Change in Control.    For the purpose of Section 7(b)(ii) herein, a "Change in Control" shall be deemed to have occurred if:

  a.
  any person (including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, and more than one person acting as a group), other than the Company, or an employee benefit plan of the Company, or any entity controlled by either, acquiring directly or indirectly the beneficial ownership of any voting security of the Company and if immediately after such acquisition such person is, directly or indirectly, the beneficial owner of voting securities representing 50% or more of the total voting power of all of the then-outstanding voting securities of the Company, provided that if any one person, or more than one person acting as a group, owned more than 50% of the total fair market value or total voting power of Company stock as of the date of this Agreement, the acquisition of additional stock by the same person or persons shall not be deemed to be a Change in Control;

  b.
  the date a majority of the following individuals are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company's Board of Directors before the date of the appointment or election: (i) the individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Original Directors"); (ii) the individuals who thereafter are elected to the Board of Directors of the Company and whose election, or nomination for election, to the Board of Directors of the Company was approved by a vote of at least two-thirds of the Original Directors then still in office (such directors becoming "Additional Original Directors" immediately following their election); and (iii) the individuals who are elected to the Board of Directors of the Company and whose election, or nomination for election, to the Board of Directors of the Company was approved by a vote of at least two-thirds of the Original Directors and Additional Original Directors then still in office (such directors also becoming "Additional Original Directors" immediately following their election); or

  c.
  any one person, or more than one person acting as a group, acquiring (or who has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of the assets of the Company immediately before such acquisition or acquisitions.

  13.
  Non-Competition Agreement.    Employee will not, during the period of employment by or with the Company, and for a period of twelve (12) months immediately following the termination of employment, for any reason whatsoever, directly or indirectly, on his or her own behalf or on behalf of or in conjunction with any other person, company, partnership, corporation or business of whatever nature:

  a.
  engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, or make guarantee loans or invest, in or for any business engaged in the business of mechanical contracting services, including heating, ventilation and air conditioning, plumbing, fire protection, piping and electrical and related services ("Services") in competition with the Company or any of its affiliates within seventy-five (75) miles of where the Company or any affiliated operation or subsidiary conducts business if within the preceding two (2) years Employee has had responsibility for, or material input or participation in, the management or operation of such other operation or subsidiary;

  b.
  call upon any person who is, at that time, an employee of the Company or any of its affiliates in a technical, managerial or sales capacity for the purpose or with the intent of enticing such employee away from or out of the employ of the Company or any affiliate;

    c.
    call upon any person or entity which is at that time, or which has been within two (2) years prior to that time, a customer of the Company or any affiliate for the purpose of soliciting or selling Services; or

    d.
    call upon any prospective acquisition candidate, on Employee's own behalf or on behalf of any competitor, which acquisition candidate either was called upon Employee on behalf of the Company or any affiliate or was the subject of an acquisition analysis made by Employee on behalf of the Company or any affiliate for the purpose of acquiring such acquisition candidate.

    Notwithstanding the above, the foregoing agreements and covenants shall not be deemed to prohibit Employee from acquiring as an investment not more than one percent (1%) of the capital stock of a competing business whose stock is traded on a national securities exchange or on an over-the-counter or similar market. It is specifically agreed that the period during which the agreements and covenants of Employee made in this Section 13 shall be effective shall be computed by excluding from such computation any time during which Employee is in violation of any provision of this Section 13.

  14.
  Remedies in the Event of Breach.    If the Company determines that Employee is not in compliance with the agreements and covenants set forth in Section 13 above, and such non-compliance has not been authorized in advance in a specific written waiver from the Company, the Committee may, without limiting other remedies that may be available to the Company, cause all or any portion of the Award to be forfeited, whether or not previously vested, and may require Employee to remit or deliver to the Company the amount of any consideration received by Employee upon the sale of any Shares delivered under the Award. Employee acknowledges and agrees that the calculation of damages from a breach of the foregoing agreements and covenants would be difficult to calculate accurately and that the remedies provided for herein are reasonable and not a penalty. Employee further agrees not to challenge the reasonableness of this provision even if the Company rescinds or withholds the delivery of Shares hereunder or withholds any amount otherwise payable to Employee as an offset to effectuate the foregoing.

  15.
  Entire Agreement.    The Plan and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Employee with respect to the subject matter hereof.

Very truly yours,
[NAME]
The foregoing Performance Restricted Stock Award Agreement is hereby accepted:
COMFORT SYSTEMS USA, INC.
By:	Signature
[NAME]
Its:	[TITLE]